Exhibit 99.1

CDTi Exits Downstream Distribution Activities
through Sale of DuraFit™ Product Line

Transaction represents final step in enabling transition to technology provider business model

To hold conference call and address company outlook on September 14th at 2:00 p.m. PST

Oxnard, California — Sept. 11, 2017 — Clean Diesel Technologies, Inc. (Nasdaq: CDTI) (“CDTi” or “the Company”), a leader in advanced emission control technology, has sold its DuraFit™ and private label OEM replacement diesel particulate filter (“DPF”) and diesel oxidation catalysts (“DOC”) product line to AP Exhaust Technologies (“AP Exhaust”) for $3.2 million. In parallel with the sale, CDTi and AP Exhaust have entered a supply agreement whereby CDTi will provide coating and materials for AP Exhaust’s DPF and DOC product lines.

Matthew Beale, CDTi’s CEO, stated, “Through the strategic sale of our downstream business, we have completed the final step in facilitating the transformation of the company into a provider of enabling technology to the emissions catalyst market by the end of the year. Our advanced materials and specialty coating business model streamlines our infrastructure, supports higher margins and improves profitability. While we will begin with less revenue than under our previous model, we expect to drive growth in our new powder-to-coat business in 2018 and into 2019 by providing technology to our manufacturing partners in the U.S., China, India, Europe and OEMs around the world. We believe our technology provider model is highly scalable, allowing us to contend for the more than 90 million vehicle market globally.

“For the last several quarters, CDTi has been focused on the strategic repositioning of the business to provide our technology to other manufacturers, which dramatically increases the size of our addressable market. These activities result in a leaner, more focused organization with a strengthened balance sheet, and we are now positioned to convert our progress into long-term profitable growth.”

Terms of the Sale

The agreement includes all tangible and intangible assets, including brands, intellectual property, equipment, customer agreements, private label programs and inventory. Additional details on the terms of the sale can be accessed via the company’s Form 8-K filed today with the Securities and Exchange Commission at www.sec.gov or on the company’s website at www.cdti.com.

Investor Conference Call and Webcast Information

CDTi will host a conference call and slide presentation beginning at 2:00 p.m. PST on September 14th to discuss this transaction and the company’s strategic and financial outlook. To participate in the call, please dial +1-800-211-3767 and international participants should dial +1 719-457-2602. The conference code is 9539780. The conference call will also be webcast live and via replay for 90 days on the CDTi website at www.cdti.com. You may also access a telephone replay for two business days following the conclusion of the call by dialing +1 844-512-2921 or +1 412-317-6671 if dialing in internationally. The passcode is 9539780.

About CDTi

CDTi develops advanced materials technology for the emissions control market. CDTi’s proprietary technologies provide high-value sustainable solutions to reduce hazardous emissions, increase energy efficiency and lower the carbon intensity of on- and off-road combustion engine systems. With a continuing focus on innovation-driven commercialization and global expansion, CDTi’s breakthrough Powder-to-Coat (P2C™) technology exploits the Company’s high-performance, advanced low-platinum group metal (PGM) emission reduction catalysts. Key technology platforms include Mixed Phase Catalyst (MPC®), Base Metal Activated Rhodium Support (BMARS™), Synergized PGM (SPGM™), Zero PGM (ZPGM™) and Spinel™. For more information, please visit www.cdti.com.

Forward-Looking Statements

Certain information contained in this press release constitutes forward-looking statements, including any statements that are not statements of historical fact. You can identify these forward-looking statements by the use of the words “believes”, “expects”, “anticipates”, “plans”, “may”, “will”, “would”, “intends”, “estimates”, and other similar expressions, whether in the negative or affirmative. Forward-looking statements are based on a series of expectations, assumptions, estimates and projections, which involve substantial uncertainty and risk. In this document, the Company includes forward-looking statements regarding the acceleration of the Company’s business transformation into an advanced materials company, global trends in the automotive and heavy duty diesel markets, the Company’s future financial performance, and the performance of the Company’s technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially.  In general, actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including, but not limited, to (i) that the Company may not be able to (a) successfully implement, or implement at all, its strategic priorities; (b) streamline its operations or align its organization and infrastructure with the anticipated business; (c) meet expectations or projections; (d) decrease costs; (e) increase sales; (f) obtain adequate funding; (g) retain or secure customers; (h) increase its customer base; (i) protect its intellectual property; (j) successfully evolve into an advanced materials supplier or, even if successful, increase profitability; (k) successfully market new products; (l)  obtain product verifications or approvals; (m) attract or retain key personnel; (n) validate, optimize and scale our powder-to-coat capability; or (o) realize benefits from investments; (ii) funding for and enforcement and tightening of emissions controls, standards and regulations; (iii) prices of PGM and rare earth metals;  (iv) royalty and other restrictions on sales in certain Asian countries; (v) supply disruptions or failures; (vi) regulatory, marketing and competitive factors; (vii) environmental harm or damages; and (viii) other risks and uncertainties discussed or referenced in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent periodic reports on Form 10-Q and Form 8-K. In addition, any forward-looking statements represent the Company’s estimates only as of the date of such statements and should not be relied upon as representing the Company’s estimates as of any subsequent date. The Company specifically disclaims any obligation to update forward-looking statements. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.

Contact Information:

Becky Herrick or Cathy Mattison

LHA (IR Agency)

+1 415 433 3777

bherrick@lhai.com / cmattison@lhai.com